UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 5, 2022

Date of Report

(Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-0664764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34-48 Linden Place, Flushing, NY 11354	11101
(Address of Principal Executive Offices)	(Zip Code)

(718) 359-2518

(Registrant’s telephone number, including area code)

Former address: 2-39 54th Avenue, Long Island City, NY

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	IFMK	OTC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2022, Mr. Harvey Leibowitz resigned as a director of iFresh, Inc. (the “Company”). Mr. Leibowitz’s decision did not result from any disagreement with the Company relating to its operations, policies or practice.

On August 8, 2022, Ms. Man Yee Chan was elected to the Company’s board of director (the “Board”) by all members of the Board then in office to fill the vacancy on the Board resulting from the resignation of Mr. Leibowitz.

There are no family relationships between Ms. Man Yee Chan and any director or other executive officer of the Company.

Ms. Man Yee Chan has been employed by Prudential Hong Kong Limited as a business manager since June 2015. She worked at K.Y.Yu & Co as an accountant from August 1995 to May 2015. Ms. Chan has an accounting degree from Tuo Bin Occupational School in China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2022

iFRESH INC.

By:	/s/ Ping Zhou
Name:	Ping Zhou
Title:	Chief Executive Officer

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